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Exhibit 10.1

Execution Copy

TECHTARGET, INC.

SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        This Second Amended and Restated Investors' Rights Agreement is entered into as of the 17th day of December, 2004, by and among TechTarget, Inc., a Delaware corporation (the "Company"), the persons and entities listed on Exhibit A hereto under the heading "Investors" (individually, an "Investor", and, collectively, the "Investors") and, for the purposes of Articles II and V only, SG Cowen Securities Corporation, a New York corporation ("SG Cowen").

Recitals

        WHEREAS, the Company and certain of the Investors are parties to an Amended and Restated Investors' Rights Agreement dated as of May 21, 2004 (the "Existing Agreement");

        WHEREAS, certain Investors have on this date acquired shares of the Company's Series C Convertible Preferred Stock, $.001 par value per share (the "Series C Preferred Stock"), pursuant to a Series C Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement");

        WHEREAS, the execution of this Agreement is a condition to the Investors' acquisition of the shares of Series C Preferred Stock; and

        WHEREAS, the Company desires to grant to the Investors registration rights and certain other rights on the terms and conditions hereinafter set forth by amending and restating in its entirety the Existing Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that the Existing Agreement be amended and restated in its entirety as follows:

ARTICLE I. DEFINITIONS

        As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

        "Common Stock" means the common stock, $0.001 par value per share, of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        "Initial Public Offering" means the sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to a Registration Statement at a price to the public per share of at least $4.44 (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares).

        "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock by the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

        "Registration Expenses" means the expenses described in Section 2.4 below.

        "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Shares, (ii) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Investors, (iii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) and (iv) shares of Common Stock issued or issuable upon exercise of SG Cowen Warrants; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale of such shares pursuant to a Registration Statement or Rule 144 under the Securities Act, (b) upon any sale of such shares in any manner to a person or entity which, by virtue of Section 5.2 of this Agreement, is not entitled to the rights provided by this Agreement, or (c) at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include the shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        "SG Cowen Warrants" means one or more warrants granted to SG Cowen pursuant to the letter agreement between the Company and SG Cowen dated April 6, 2000, as amended by the letter agreement dated February 2, 2001.

        "Shares" means the Company's outstanding Series A Convertible Preferred Stock, $.001 par value per share, the Series B Convertible Preferred Stock, $.001 par value per share, and the Series C Preferred Stock.

        "Stockholders" means the Investors and any persons or entities to whom the rights granted to the Investors under this Agreement are transferred by the Investors, their successors or permitted assigns pursuant to Section 5.2 below.

ARTICLE II. REGISTRATION RIGHTS

        2.1.    Required Registrations.

        (a)   At any time after the earlier of (i) six (6) months after the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement or (ii) the second anniversary of the date hereof, a Stockholder or Stockholders or SG Cowen (each a "Holder" and, collectively, the "Holders") may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Holders having an aggregate offering price of at least $7,500,000 (based on the market price or fair value at the time of such request). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within ten (10) business days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election. If the Holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. Thereupon, the Company shall, as expeditiously as possible, use its reasonable best efforts to effect the registration on Form S-1 or Form S-2 (or any successor form) of all Registrable Shares which the Company has been requested to so register.

        (b)   At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Holder or Holders may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $1,000,000 (based on the public market price at the time of such request). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within ten (10) business days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election; provided, however, that if the underwriter (if any) managing the offering determines that, because of marketing factors, not all of the Registrable Shares requested to be registered by all of the Holders may be included in the offering, then, all securities held by other parties shall first be excluded, and thereafter all Holders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered (the "Requested Investor Shares"). Thereupon, subject to this Section 2.1(b), the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which the Company has been requested to so register. The Company shall have the right to approve (such approval to not be unreasonably withheld) the managing underwriter of any underwritten offering effected pursuant to Section 2.1(a) or this Section 2.1(b).

        (c)   The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above; provided, however, that such obligations shall be deemed satisfied only when a registration statement covering the applicable Registrable Shares shall have (i) become effective or (ii) been withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested).

        (d)   If at the time of any request to register Registrable Shares pursuant to this Section 2.1, the Company is engaged or has plans to engage within 60 days of the time of the request in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of three months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

        2.2.    Incidental Registration.

        Except for the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders, given within ten (10) business days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Holder or Holders to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Holder.

        (b)   In connection with any registration under this Section 2.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided, however, that no persons or entities other than the Company, the Holders and other persons or entities holding registration rights shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then, all securities held by other parties shall first be excluded, and thereafter the holders of Registrable Shares who have requested registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all convertible securities). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

        2.3.    Registration Procedures.    If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

        (a)   file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective;

        (b)   as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof;

        (c)   as expeditiously as possible furnish to each selling Holder such reasonable number of copies of the prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder; and

        (d)   as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

        If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide each selling Holder with revised prospectuses and, following receipt of the revised prospectuses, the selling Holder shall be free to resume making offers of the Registrable Shares.

        Notwithstanding the foregoing, each selling Holder shall cease making offers or sales pursuant to a "shelf" Registration Statement during any Postponement Period (not to exceed 90 days in the aggregate in any 12-month period). A "Postponement Period" shall be any period in which there exists at the time material non-public information relating to the Company disclosure of which the Company, in its good faith judgment by the Board of Directors, reasonably believes:

            (i)  that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (A) a pending or scheduled public offering or private placement of the Company's securities, (B) an acquisition, merger, consolidation or any other similar transaction by or of the Company, or (C) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions; and

           (ii)  that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

        If, after a registration statement becomes effective, the Company becomes engaged in any activity which, in the good faith determination of the Company's Board of Directors, involves information that would have to be disclosed in the Registration Statement but which the Company desires to keep confidential for valid business reasons, including any event giving rise to a Postponement Period, then the Company may at its option, by notice to such Holders, require that the Holders who have included Shares in such Registration Statement cease sales of such Shares under such Registration Statement for a period not in excess of 90 days in the aggregate in any 12-month period. If, in connection therewith, the Company considers it appropriate for such Registration Statement to be amended, the Company shall so amend such Registration Statement as promptly as practicable and such Holders shall suspend any further sales of their Shares until the Company advises them that such Registration Statement has been amended. The time periods referred to in this Section 2.3 during which such Registration Statement must be kept effective shall be extended for an additional number of days equal to the number of days during which the right to sell shares was suspended pursuant to this paragraph.

        2.4.    Allocation of Expenses.    The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested) and if the initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration or in such other manner as they may among themselves agree. For purposes of this Section 2.4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Article II, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the selling Holder(s) to represent the selling Holder(s), state Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of any Selling Holders' counsel other than one counsel referred to above.

        2.5.    Indemnification and Contribution.

        (a)   In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, the partners, members, officers, directors and stockholders of such seller of Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling or aforementioned person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the

Exchange Act, state securities or Blue Sky laws; and the Company will reimburse such seller, underwriter and each such controlling or aforementioned person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

        (b)   In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, each other seller of Registrable Shares and each underwriter (if any) and each person, if any, who controls the Company or any such other seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, other seller, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each Holder of Registrable Shares sold in connection with such registration.

        (c)   Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5, unless and except to the extent that the Indemnifying Party is prejudiced by the failure of the Indemnified Party to provide timely notice. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

        (d)   In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling or aforementioned person of any such holder, makes a claim for indemnification pursuant to this Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling or aforementioned person in circumstances for which indemnification is provided under this Section 2.5; then, in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Company on the one hand and the selling Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount (together with amounts otherwise paid pursuant to this Section 2.5) in excess of the net proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

        2.6.    Indemnification with Respect to Underwritten Offering.    In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1 hereof, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limitation, customary provisions with respect to indemnification by the Company of the underwriters of such offering, (b) use its reasonable best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its reasonable best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

        2.7.    Information by Holder.    Each Holder including Registrable Shares in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        2.8.    "Stand-Off" Agreement.    Each Holder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; provided that:

        (a)   all officers and directors of the Company, all holders of 1% or more of the Company's equity securities and all selling stockholders in such offering (other than with respect to shares actually being sold in such offering) enter into similar agreements;

        (b)   such agreement shall only apply to the first Registration Statement covering Common Stock to be sold by or on behalf of the Company to the public in an underwritten offering; and

        (c)   such agreement shall not apply to securities acquired in an initial public offering or an open market transaction after such Registration Statement is declared effective.

Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the numbers of shares subject to such agreements.

        2.9.    Limitations on Subsequent Registration Rights.    The Company shall not, without the prior written consent of Stockholders holding at least two-thirds of the Registrable Shares held by the Stockholders, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any Registration Statement upon terms which are more favorable to such holder or prospective holder than the terms on which holders of Registrable Shares may include shares in such registration or which are pari passu with the rights of holders of Registrable Shares.

        2.10.    Rule 144 Requirements.    After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

            (i)  comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

           (ii)  use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (iii)  furnish to any holder of Registrable Shares upon request (A) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

ARTICLE III. RIGHT OF FIRST REFUSAL

        3.1.    Right of First Refusal

        (a)   So long as at least fifteen percent (15%) of the Shares issued as of the date hereof (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares) remain outstanding, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company ("Options"), or (iv) any debt securities convertible into capital stock of the Company (collectively, the "Offered Securities"), unless in each such case the Company shall have first complied with Article III of this Agreement.

        (b)   The Company shall deliver to each Investor a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Investor (A) a pro rata portion of the Offered Securities determined by dividing the aggregate number of shares of Common Stock then held by such Investor (giving effect to the conversion or exercise, as the case may be, of all shares of convertible preferred stock and Options then held by such Investor) by the total number of shares of Common Stock then outstanding (giving effect to the conversion or exercise, as the case may be, of all of the Company's outstanding shares of convertible preferred stock and Options) (the "Basic Amount") and (B) such additional portion of the Offered Securities as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"). Each Investor shall have the right, for a period of 10 days following delivery of the Offer, to accept the Offer in the manner provided in paragraph (c) below. The Offer by its terms shall remain open and irrevocable until the earlier of the expiration of such 10-day period or the receipt by the Company of notice from all of the Investors.

        (c)   To accept an Offer, in whole or in part, an Investor must deliver a written notice to the Company prior to the end of the 10-day period, setting forth the portion of the Investor's Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Investor elects to purchase (the "Notice Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the total Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Investor bears to the total Undersubscription Amounts subscribed for by all Investors, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

        (d)   In the event that Notices of Acceptance are not given by such Investors in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the 10-day period set forth in Section 3.1(b) hereof, to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities"), but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

        (e)   In the event the Company shall propose to sell fewer than all the Refused Securities, then each Investor may, at its sole option and in its sole discretion, reduce the number of the Offered Securities specified in its Notice of Acceptance to a number that shall be not less than the number of the Offered Securities that the Investor elected to purchase pursuant to Section 3.1(c) hereof, multiplied by a fraction (i) the numerator of which shall be the number of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 3.1(c) hereof prior to such reduction) and (ii) the denominator of which shall be the number of all Offered Securities. In the event that the Investor so elects to reduce the number of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number of Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 3.1(b) hereof.

        (f)    Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(e) hereof if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and the Company.

        (g)   Any Offered Securities not acquired by the Investor or other persons in accordance with Section 3.1(d) hereof may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Article.

        3.2.    Excluded Issuances.    The rights of the Investors under this Article III shall not apply to:

        (a)   Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

        (b)   the issuance of any shares of Common Stock upon conversion of outstanding shares of convertible preferred stock;

        (c)   up to 25,443,584 shares of Common Stock (the "Reserved Option Shares"), or options exercisable therefor (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares), issued or issuable to officers, directors, consultants and employees of the Company or any subsidiary pursuant to any plan, agreement or arrangement approved by a majority of the Board of Directors, including in such majority all directors designated by the holders of the Series A Preferred Stock or the Series B Preferred Stock pursuant to any agreement then in effect concerning the election of directors of the Company (a "Majority Directors Vote");

        (d)   Common Stock issued solely in connection with (i) the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the stock or assets of any other entity or (ii) any strategic arrangement, alliance, joint venture or similar arrangement, provided, in either case, such is approved by a Majority Directors Vote;

        (e)   Common Stock issued upon exercise of any warrants issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions that in each case are approved by a Majority Directors Vote;

        (f)    up to an aggregate of 899,432 shares (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares) of Common Stock issued upon exercise of warrants and up to an aggregate of 129,517 shares (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares) of Series A Preferred Stock issued upon exercise of warrants; or

        (g)   up to an aggregate of 10,141,391 shares of Series C Preferred Stock (subject to appropriate adjustment for stock splits, dividends, reclassifications, recapitalizations and other similar events affecting such shares) issued pursuant to the Purchase Agreement and shares of Common Stock issued upon conversion of such Series C Preferred Stock.

        3.3    Termination of the Right of First Refusal.    The rights of the Investors under this Article III shall terminate pursuant to Section 5.1 hereof.

ARTICLE IV. AFFIRMATIVE COVENANTS

        4.1    Inspection.    So long as at least twenty percent (20%) of the Shares issued as of the date hereof (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares), including in such number the shares of Common Stock issued upon conversion of the Shares, remain outstanding, the Company shall permit each Investor who continues to hold at least 20% of the Shares originally issued to such Investor (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares), or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

        4.2    Financial Statements and Other Information.

        (a)   So long as at least twenty percent (20%) of the Shares issued of the date hereof (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares), including in such number the shares of Common Stock issued upon conversion of the Shares, remain outstanding, the Company shall deliver to each Investor who continues to hold at least 1,000,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting such shares):

            (i)  within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles ("GAAP");

           (ii)  within 45 days after the end of each calendar quarter, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such quarter and for the current fiscal year;

          (iii)  within 30 days after the end of each calendar month, an unaudited balance sheet of the Company as at the end of such month, and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year and the fiscal quarter to the end of such month;

          (iv)  as soon as available, but in any event at least ten days prior to the commencement of each new fiscal year, an operating plan and budget for such fiscal year;

           (v)  such other notices, information and data with respect to the Company and its subsidiaries as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

          (vi)  with reasonable promptness, such other information and data as such Investor may from time to time reasonably request.

        4.3    Material Changes and Litigation.    The Company shall promptly notify the Investors of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the Company's knowledge, threatened against the Company, or against any Founder, or an officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the Company.

        4.4    Confidentiality of Records.    Each Investor agrees, severally and not jointly, to use confidential information provided by the Company only for monitoring its investment in Company and not to disclose any such confidential information to any third party (other than any former, current or prospective partner, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing (each, a "Permitted Disclosee")) or legal counsel, accountants or representatives of such Investor or Permitted Disclosee), except with the consent of the Company. The foregoing requirements of confidentiality shall not apply to information: (i) that is now or in the future becomes freely available to the public through no fault of or action by the using or disclosing party; (ii) that is in the possession of the using or disclosing party prior to the time such information was obtained from the Company or that is independently acquired by the using or disclosing party without the aid, application or use of such other information; (iii) that is obtained by the using or disclosing party in good faith without knowledge of any breach of a secrecy arrangement from a third party; (iv) that is required to be disclosed by applicable law or order of government agency or self-regulatory body; provided that, before making such disclosure, such Investor gives the Company an adequate opportunity to interpose an objection and/or take action to assure confidential handling of such information; or (v) that is disclosed in connection with any bona-fide offer to purchase any shares in the Company, provided that the proposed transferor obtains an undertaking from the proposed transferee to keep such information confidential in accordance with the provision of this Section 4.4 prior to such disclosure. Furthermore, nothing contained herein shall prevent any Investor from entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor does not, except as permitted in accordance with this Section 4.4, disclose any proprietary or confidential information of the Company in connection with such activities.

        4.5    Agreements with Employees.    The Company shall require each present or future employee or consultant of the Company to enter into a non-disclosure, confidential and proprietary information, patent and invention assignment and non-solicitation agreement in the form of Exhibit D attached to the Purchase Agreement and shall require each present or future each employee of the Company at or above the level of vice-president to enter into a non-competition agreement in the form of Exhibit E attached to the Purchase Agreement, or such other forms as may be approved by the Investors.

        4.6    Reservation of Shares.    The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of the Shares.

        4.7    Employee Stock Options and Restricted Stock.    Unless otherwise approved by a Majority Directors Vote or by vote of a majority of the Compensation Committee created in accordance with Section 1.6 of the Stockholders' Agreement of even date herewith among the Company and certain stockholders named therein (the "Stockholders' Agreement"), any stock options granted or restricted stock issued by the Company after the date hereof to its employees or consultants shall vest 25% on the first anniversary of the grant or issue date with ratable quarterly vesting over the next three years.

        4.8    Key Man Insurance.    The Company shall maintain in force "key-man" life insurance policies, each in the amount of at least $1,000,000, naming the Company as a sole beneficiary, on the lives of Gregory Strakosch and Donald Hawk.

        4.9    Directors and Officers Liability Insurance.    Except as otherwise approved by each Investor entitled to designate a member of the Company's Board of Directors pursuant to the Stockholders' Agreement, the Company shall hereafter continuously maintain in force a "directors and officers liability" insurance policy with a reputable insurer at the same or greater level of coverage than in existence on the date hereof (such policy in existence on the date hereof being described in Schedule 3.17 to the Purchase Agreement). This Section shall not be amended without the approval of each Investor entitled to designate a member of the Company's Board of Directors pursuant to the Stockholders' Agreement.

        4.10    Termination of Covenants.    The covenants of the Company contained in Sections 4.3 through 4.9 shall terminate, and be of no further force or effect upon the earlier to occur of (i) the Initial Public Offering and (ii) the date as of which no Shares remain outstanding.

ARTICLE V. GENERAL

        5.1.    Termination.    Article III of this Agreement shall terminate upon the earlier to occur of: (a) immediately following the closing of an Initial Public Offering or (b) the date upon which fewer than 15% of the Shares issued as of the date hereof remain outstanding.

        5.2.    Transfers of Rights.    This Agreement, and the rights and obligations of the Investor hereunder, may be assigned by the Investor (i) to any person or entity to which at least 1,000,000 Shares (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) are transferred by the Investor or (ii) to any current or former partner, member, shareholder or other affiliate of, or entity under common investment management with, the Investor, provided, however, that, in either case, the transferee is not a competitor of the Company. Such transferee shall be deemed an "Investor" for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the terms and conditions set forth herein as if he or it were an original Investor. The rights under Article II of this Agreement of SG Cowen may be assigned by SG Cowen to any person or entity to which at least 500,000 Shares (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) are transferred by SG Cowen, provided, however, that the transferee is not a competitor of the Company. Such transferee shall be deemed "SG Cowen" for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the terms and conditions set forth herein as if he or it were SG Cowen. Any determination as to whether the transferee under this Section 5.2 is a competitor of the Company shall be made in good faith by a Majority Directors Vote.

        5.3.    Severability.    The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

        5.4.    Specific Performance.    In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

        5.5.    Governing Law.    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

        5.6.    Notices.    All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

        (a)   If to the Company, at 117 Kendrick Street, Suite 800, Needham, MA 02492, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Investors, with a copy to Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Waltham, MA 02451, Attention: Joseph C. Marrow, Esq.

        (b)   If to an Investor, at its address set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished in writing by such Investor to the Company, with a copy to Richard R. Hesp, Esq., Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, MA 02451.

        (c)   If to SG Cowen, at 1221 Avenue of the Americas, 12th Floor, New York, N.Y. 10020, Attention: Richard E. Gormley, Managing Director.

        Notices provided in accordance with this Section 5.6 shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or two business days after deposit in the mail.

        5.7.    Complete Agreement; Amendments.

        (a)   This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement amends, restates and supersedes the Existing Agreement. The Investors hereby consent under Section 2.9 of such Existing Agreement, to the granting of registration rights by the Company pursuant to this Agreement and hereby waive any rights under Article III of such Existing Agreement with respect to the issuance and sale by the Company of the Series C Preferred Stock pursuant to the Purchase Agreement.

        (b)   Except as otherwise explicitly set forth herein, this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) at any time by a written instrument signed by the Company and Holders holding two-thirds of the shares of Common Stock issued or issuable upon conversion of the Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any such amendment or waiver effected in accordance with this Section 5.7(b) shall be binding on all parties hereto, even if they did not consent to such amendment or waiver.

        5.8.    Pronouns.    Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

        5.9.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all the parties hereto.

        5.10.    Captions.    Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

        5.11.    Aggregation of Stock.    All shares of Registrable Shares held or acquired by affiliated entities (including affiliated venture capital funds) or persons or entities under common investment management with a Holder shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

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        IN WITNESS WHEREOF, this Second Amended and Restated Investors' Rights Agreement has been executed under seal as of the date first written above.

TECHTARGET, INC.
By:	/s/ ERIC SOCKOL Eric Sockol, Chief Financial Officer
INVESTORS:
POLARIS VENTURE PARTNERS IV, L.P.
By:	Polaris Venture Management Co. IV, L.L.C., Its General Partner
By:	/s/ WILLIAM E. BILODEAU
Name:	William E. Bilodeau
Title:	Attorney-in-fact
POLARIS VENTURE PARTNERS ENTREPRENEURS' FUND IV, L.P.
By:	Polaris Venture Management Co. IV, L.L.C. Its General Partner
By:	/s/ WILLIAM E. BILODEAU
Name:	William E. Bilodeau
Title:	Attorney-in-fact
POLARIS VENTURE PARTNERS III, L.P.
By:	Polaris Venture Management Co. III, L.L.C., Its General Partner
By:	/s/ WILLIAM E. BILODEAU
Name:	William E. Bilodeau
Title:	Attorney-in-fact
POLARIS VENTURE PARTNERS ENTREPRENEURS' FUND III, L.P.
By:	Polaris Venture Management Co. III, L.L.C. Its General Partner
By:	/s/ WILLIAM E. BILODEAU
Name:	William E. Bilodeau
Title:	Attorney-in-fact
POLARIS VENTURE PARTNERS FOUNDERS' FUND III, L.P.
By:	Polaris Venture Management Co. III, L.L.C. Its General Partner
By:	/s/ WILLIAM E. BILODEAU
Name:	William E. Bilodeau
Title:	Attorney-in-fact

TCV V, L.P. a Delaware Limited Partnership
By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner
By:	/s/ ROBERT C. BENSKY
Name:	Robert C. Bensky
Title:	Attorney in Fact
TCV V Member Fund, L.P. a Delaware Limited Partnership
By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner
By:	/s/ ROBERT C. BENSKY
Name:	Robert C. Bensky
Title:	Attorney in Fact
SG COWEN SECURITIES CORPORATION (for the purposes of Articles II and V only):
By:	/s/ RICHARD E. GORMLEY
RLLM LIMITED PARTNERSHIP
By:	/s/ ROGER MARINO Roger Marino, Its General Partner
GRAM LIMITED PARTNERSHIP
By:	/s/ ROGER MARINO Roger Marino, Its General Partner
/s/ ROGER MARNIO

Roger Marino
/s/ BRUCE LEVENSON

Bruce Levenson
/s/ EDWIN PESKOWITZ

Edwin Peskowitz

Exhibit A

Investors

Polaris Venture Partners III, L.P.
1000 Winter Street
Waltham, MA 02457
Attn: William Bilodeau

Polaris Venture Partners Founders' Fund III, L.P.
1000 Winter Street
Waltham, MA 02457
Attn: William Bilodeau

Polaris Venture Partners Entrepreneurs' Fund III, L.P.
1000 Winter Street
Waltham, MA 02457
Attn: William Bilodeau

Polaris Venture Partners IV, L.P.
1000 Winter Street
Waltham, MA 02457
Attn: William Bilodeau

Polaris Venture Partners Entrepreneurs' Fund IV, L.P.
1000 Winter Street
Waltham, MA 02457
Attn: William Bilodeau

TCV V, L.P.
528 Ramona Street
Palo Alto, CA 94301
Attn: Jay Hoag
with a copy to:
528 Ramona Street
Palo Alto, CA 94301
Attn: Carla S. Newell

TCV V Member Fund, L.P.
528 Ramona Street
Palo Alto, CA 94301
Attn: Jay Hoag
with a copy to:
528 Ramona Street
Palo Alto, CA 94301
Attn: Carla S. Newell

RLLM Limited Partnership
c/o Roger Marino
254 Westfield Street
Dedham, MA 02026

GRAM Limited Partnership
c/o Roger Marino
254 Westfield Street
Dedham, MA 02026

Roger Marino
254 Westfield Street
Dedham, MA 02026

Bruce Levenson
11529 Twining Lane
Potomoc, MD 20814

Edwin Peskowitz
4817 Essex Avenue
Chevy Chase, MD 20815

Other:

SG Cowen Securities Corporation (for the purposes
of Articles II and V only)
1221 Avenue of the Americas
12th Floor, New York, NY 10020
Attn: Richard E. Gormley, Managing Director

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SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT